Form N-SAR,
Sub-Item 77Q1(a)

Copies of any material amendments
to the registrants charter

Nuveen California Municipal Bond Fund, a series of Nuveen Multistate Trust II
811-07755

On June 28, 2012, under Conformed Submission
Type 485B POS, accession number, 0001193125-12-287064,
a copy of the Amended Designation of Series of Shares of Beneficial Interest effective June 25, 2012, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC as exhibit 99.A.4 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.